EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 8-K/A-2 of Minrad International, Inc. of our report, dated February 7, 2005 on our audit of the financial statements of Minrad Inc. for the years ended September 30, 2004 and 2003.

FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, NY
March 1, 2005